UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2015

PennyMac Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001- 35916	80-0882793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6101 Condor Drive, Moorpark, California	93021
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁪	☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁪	☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁪	☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁪	☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Third Amended and Restated Loan and Security Agreement

On April 30, 2015, PennyMac Financial Services, Inc. (the “Company”), through two of its subsidiaries, PennyMac Loan Services, LLC (“PLS”) and Private National Mortgage Acceptance Company, LLC (“PNMAC”), entered into an amendment to its Third Amended and Restated Loan and Security Agreement, dated as of March 27, 2015, pursuant to which PLS may finance certain of its mortgage servicing rights and related participation interests (collectively, the “MSRs”) and servicing advance receivables (“Receivables”) with Credit Suisse First Boston Mortgage Capital LLC (“CSFB”) (the “Loan and Security Agreement”). The Loan and Security Agreement is guaranteed in full by Private National Mortgage Acceptance Company, LLC (“PNMAC”).

Under the terms of the amendment, the maximum loan amount under the Loan and Security Agreement was increased from $257 million to $407 million. The $150 million increase was implemented for the purpose of facilitating the financing of excess servicing spread (“ESS”) by PennyMac Mortgage Investment Trust (“PMT”) through one of its subsidiaries, PennyMac Holdings, LLC (“PMH”). The ESS is pledged by PMH under an underlying loan and security agreement (as described hereafter) by and between PMH and PLS and then re-pledged to CSFB by PLS under the Loan and Security Agreement. The aggregate loan amount outstanding under the Loan and Security Agreement and relating to re-pledged ESS by PLS is guaranteed in full by PMT.

Other material terms of the Loan and Security Agreement and the related guaranty by PNMAC are described more fully in the Company’s Current Report on Form 8-K filed on April 2, 2015. The foregoing description of the Loan and Security Agreement, as amended, does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amended and Restated Loan and Security Agreement and the related Second Amended and Restated Guaranty, which were filed as Exhibits 10.1 and 10.2, respectively, to the Company’s Current Report on Form 8-K filed on April 2, 2015.

Underlying Loan and Security Agreement

In connection with the amendment to the Loan and Security Agreement, PLS and PMH entered into an underlying loan and security agreement, dated as of April 30, 2015, pursuant to which PMH may borrow up to $150 million from PLS for the purpose of financing ESS (the “Underlying LSA”). PLS then re-pledges the ESS to CSFB under the Loan and Security Agreement. The Underlying LSA was approved by the independent members of the Company’s board of directors.

The principal amount of the borrowings under the Loan and Security Agreement is based upon a percentage of the market value (the “collateral value”) of the ESS pledged by PMH, subject to the maximum loan amount described above. Pursuant to the Underlying LSA, PMH grants to PLS a security interest in all of its right, title and interest in, to and under the ESS pledged to secure loans.

Upon PMH’s repayment of the borrowings, PMH is required to repay PLS the principal amount of such borrowings plus accrued interest (at a rate reflective of the current market and equal to PLS’s applicable rate under the Loan and Security Agreement) to the date of such repayment, and PLS is required to repay CSFB the corresponding amount under the Loan and Security Agreement. PMH is also required to pay PLS a fee for the structuring of the Loan and Security Agreement in an amount equal to the portion of the corresponding fee paid by PLS to CSFB under the Loan and Security Agreement and allocable to the increase in the maximum loan amount resulting from the ESS financing.

The Underlying LSA contains margin call provisions that require PMH, to the extent that the outstanding loan amount related to the ESS at any time exceeds the collateral value of such ESS, to repay borrowings in the amount required to eliminate such excess. The Underlying LSA also requires that PMH make certain representations, warranties and covenants customary for this type of transaction, including certain financial covenants consistent with PMH’s other credit facilities. The Underlying LSA contains events of default (subject to certain materiality thresholds and grace periods), including payment defaults, breaches of covenants and/or certain representations and warranties, cross-defaults, guarantor defaults, bankruptcy or insolvency proceedings and other events of default customary for this type of transaction. The remedies for PLS for such events of default include the acceleration of the principal amount outstanding under the Underlying LSA and the liquidation of the pledged ESS then securing the borrowings.

The foregoing description of the Underlying LSA does not purport to be complete and is qualified in its entirety by reference to the full text of the Underlying LSA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Amended and Restated Master Spread Acquisition and MSR Servicing Agreement

On April 30, 2015, the Company, through PLS, entered into an Amended and Restated Master Spread Acquisition and MSR Servicing Agreement (“Spread Acquisition Agreement”) with PMH. The Spread Acquisition Agreement was approved by the independent members of the Company’s board of directors.

Pursuant to the Spread Acquisition Agreement, PLS may sell to PMH, from time to time, the right to receive ESS arising from MSRs acquired by PLS, in which case PLS generally would be required to service or subservice the related mortgage loans for the applicable agency or investor. The Company currently intends to use the Spread Acquisition Agreement for the limited purpose of selling ESS relating to Ginnie Mae MSRs owned or acquired by PLS.

To the extent PLS refinances any of the mortgage loans relating to the ESS acquired by PMH, the Spread Acquisition Agreement contains recapture provisions requiring that PLS transfer to PMH, at no cost, the ESS relating to a certain percentage of the unpaid principal balance of the newly originated mortgage loans. In any month where the transferred ESS relating to such newly originated mortgage loans is not equivalent to at least 90% of the product of the excess servicing fee rate and the unpaid principal balance of the refinanced mortgage loans, the Spread Acquisition Agreement also contains provisions that require PLS to transfer additional ESS or cash in the amount of such shortfall. Similarly, in any month where the transferred ESS relating to modified Ginnie Mae mortgage loans is not equivalent to at least 90% of the product of the excess servicing fee rate and the unpaid principal balance of the modified mortgage loans, the Spread Acquisition Agreement contains provisions that require PLS to transfer additional ESS or cash in the amount of such shortfall. To the extent the fair market value of the aggregate ESS to be transferred for the applicable month is less than $200,000, PLS may, at its option, wire cash to PMH in an amount equal to such fair market value in lieu of transferring such ESS.

The Spread Acquisition Agreement amends and restates that certain spread acquisition and MSR servicing agreement originally entered into by and between PLS and PMH on December 30, 2013. The primary purpose of the amendment and restatement was to evidence the ownership of the ESS under participation certificates and to otherwise incorporate the terms of previously executed amendments.

The Spread Acquisition Agreement contains customary representations, warranties and covenants between PLS and PMH, as well as indemnities in favor of each party as a result of losses caused by certain actions or inactions of the other party. As a condition to its acquisition of the ESS, PMH is also required to subordinate its rights to the ESS and its rights under the Spread Acquisition Agreement to the rights and interests of Ginnie Mae in the MSRs as a whole, inclusive of the acquired ESS.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Spread Acquisition Agreement, which has been filed with this Current Report on Form 8-K as Exhibit 10.2 hereto. The specific terms of each transaction under the Spread Acquisition Agreement will be subject to the terms of such agreement as modified and supplemented by the terms of a confirmation executed in connection with such transaction.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the sections entitled Amendment to Third Amended and Restated Loan and Security Agreement and Underlying Loan and Security Agreement in Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Loan and Security Agreement, dated as of April 30, 2015, between PennyMac Loan Services, LLC and PennyMac Holdings, LLC.
10.2	Amended and Restated Master Spread Acquisition and MSR Servicing Agreement, dated as of April 30, 2015, between PennyMac Loan Services, LLC and PennyMac Holdings, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: May 6, 2015	By:	/s/ Anne D. McCallion
Anne D. McCallion Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Loan and Security Agreement, dated as of April 30, 2015, between PennyMac Loan Services, LLC and PennyMac Holdings, LLC.
10.2	Amended and Restated Master Spread Acquisition and MSR Servicing Agreement, dated as of April 30, 2015, between PennyMac Loan Services, LLC and PennyMac Holdings, LLC.